                             DELTA AIR LINES, INC.
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994
                                                                      EXHIBIT 11
                    (In millons except  per share amounts)

                                                                                1995               1994
                                                                            ------------       ------------
PRIMARY:

 Weighted average shares outstanding                                                 51                 50
 Additional shares assuming
  exercise of stock options                                                           *                  *
                                                                            ------------       ------------
   Average shares outstanding as adjusted                                            51                 50
                                                                            ============       ============


 Net Income  (loss)                                                        $        (11)      $        (78)
 Preferred dividends series C                                                       (20)               (20)
 Preferred dividends series B                                                        (2)                (7)
                                                                            ------------       ------------
 Net income  (loss) attributable to primary common shares                  $        (33)      $       (105)
                                                                            ============       ============

 Primary earnings  (loss) per common share                                 $      (0.66)      $      (2.10)
                                                                            ============       ============

FULLY DILUTED:
 Weighted average shares outstanding                                                 51                 50
 Additional shares assuming:
  Conversion of series C convertible preferred stock                                 17                 17
  Conversion of series B ESOP convertible
   preferred stock                                                                    2                  7
  Conversion of 3.23% convertible subordinated
   notes                                                                             10                 10
  Exercise of stock options                                                           *                  *
                                                                            ------------       ------------
    Average shares outstanding as adjusted                                           80                 84
                                                                            ============       ============

 Net income  (loss)                                                        $        (11)      $        (78)
 Interest on 3.23% convertible subordinated
   notes net of taxes                                                                 8                  8
 Additional required ESOP contribution
   assuming conversion of series
   B ESOP convertible preferred stock                                                (1)                (5)
                                                                            ------------       ------------
 Net income  (loss) attributable to fully
   diluted common shares                                                   $         (4)      $        (75)
                                                                            ============       ============

 Fully diluted earnings (loss) per common share                            $      (0.06) *    $      (0.89) *
                                                                            ============       ============

*Antidilutive

                             DELTA AIR LINES, INC.
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
               FOR THE NINE MONTHS ENDED MARCH 31, 1995 AND 1994
                                                                      EXHIBIT 11
                     (In millons except per share amounts)

                                                                     1995               1994
                                                                 ------------       ------------
PRIMARY:

 Weighted average shares outstanding                                      51                 50
 Additional shares assuming
  exercise of stock options                                                *                  *
                                                                 ------------       ------------
   Average shares outstanding as adjusted                                 51                 50
                                                                 ============       ============
 Income  (loss) before cumulative effect of
  changes in accounting principles                             $          43      $        (159)
 Preferred dividends series C                                            (60)               (60)
 Preferred dividends series B                                             (6)               (22)
                                                                 ------------       ------------
 Income  (loss) before cumulative effect of
  changes in accounting principles
  attributable to primary shares                                         (23)              (241)
 Cumulative effect of changes in accounting principles                   114                  -
                                                                 ------------       ------------
 Net income  (loss) attributable to primary common shares      $          91      $        (241)
                                                                 ============       ============

 Primary earnings  (loss) per share common before
  cumulative effect of changes in accounting principles        $       (0.45)     $       (4.81)
 Cumulative effect of changes in accounting principles                  2.25                  -
                                                                 ------------       ------------
 Primary earnings  (loss) per common share                     $        1.80      $       (4.81)
                                                                 ============       ============

FULLY DILUTED:
 Weighted average shares outstanding                                      51                 50
 Additional shares assuming:
  Conversion of series C convertible preferred stock                      17                 17
  Conversion of series B ESOP convertible
   preferred stock                                                         2                  7
  Conversion of 3.23% convertible subordinated notes                      10                 10
  Exercise of stock options                                                *                  *
                                                                 ------------       ------------
    Average shares outstanding as adjusted                                80                 84
                                                                 ============       ============
 Income  (loss) before cumulative effect of
  changes in accounting principles                             $          43      $        (159)
 Interest on 3.23% convertible subordinated
  notes net of taxes                                                      23                 23
 Additional required ESOP contribution
  assuming conversion of series
  B ESOP convertible preferred stock                                      (3)               (13)
                                                                 ------------       ------------
 Income  (loss) before cumulative effect of
  changes in accounting principles                                        63               (149)
 Cumulative effect of changes in accounting principles                   114                  -
                                                                 ------------       ------------
 Net income  (loss) attributable to fully
  diluted common shares                                        $         177      $        (149)
                                                                 ============       ============
 Fully diluted earnings  (loss) per common share
  before cumulative effect of changes in
   accounting principles                                       $        0.79      $       (1.78)
 Cumulative effect of changes in accounting principles                  1.43                  -
                                                                 ------------       ------------
 Fully diluted earnings  (loss) per common share                    $   2.22 *    $       (1.78)*
                                                                 ============       ============

*Antidilutive